Exhibit 10.24

WELLCHOICE, INC.

2003 OMNIBUS INCENTIVE PLAN

EFFECTIVE AS OF NOVEMBER 7, 2003,

AMENDED AND RESTATED FEBRUARY 10, 2004

WELLCHOICE, INC.

2003 OMNIBUS INCENTIVE PLAN

1. Purpose. WellChoice, Inc. 2003 Omnibus Incentive Plan (the “Plan”) is intended to provide incentives which will attract, retain, motivate and reward highly competent persons who are officers, key employees and non-employee directors of WellChoice, Inc. (the “Company”) and its subsidiaries and affiliates, by providing them with appropriate incentives and rewards to encourage them to enter into and continue in the employ or service of the Company, to acquire a proprietary interest in the long-term success of the Company.

2. Administration.

(a) Committee. The Plan will be administered by the compensation committee of the Board of Directors of the Company (the “Board”) or such other committee appointed by the Board from among its members (the “Committee”) and shall be comprised, unless otherwise determined by the Board, solely of not less than two (2) members who shall be (i) “Non-Employee Directors” within the meaning of Rule 16b-3(b)(3) (or any successor rule) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (ii) “outside directors” within the meaning of Treasury Regulation Section 1.162-27(e)(3) under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

(b) Authority. The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make such determinations and interpretations and to take such action in connection with the Plan and any Benefits granted hereunder as it deems necessary or advisable. All determinations and interpretations made by the Committee shall be binding and conclusive on all participants and their legal representatives.

(c) Indemnification. No member of the Committee and no employee of the Company shall be liable for any act or failure to act hereunder, except in circumstances involving his or her bad faith or willful misconduct, or for any act or failure to act hereunder by any other member or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated. The Company shall indemnify members of the Committee and any agent of the Committee who is an employee of the Company, a subsidiary or an affiliate against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan, except in circumstances involving such person’s bad faith or willful misconduct.

(d) Delegation and Advisers. The Committee may delegate to one or more of its members or officers of the Company any duties, power or authority it has under the Plan pursuant to such conditions as the Committee may establish, except that the Committee shall not delegate its powers and duties under the Plan (1) with regard to Benefits issued to officers of the Company who are subject to Section 16 of the Exchange Act, or (2) in such a manner as would cause grants intended to qualify as Performance-Based Awards to fail to so qualify. In addition, the Committee may delegate to one or more of its members, or to one or more agents, such administrative duties as it may deem advisable, and the Committee, or any person to whom it has delegated duties as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company, or the subsidiary or affiliate whose employees have benefited from the Plan, as determined by the Committee.

3. Participants. Participants will consist of such officers, key employees and Non-Employee Directors of the Company and its subsidiaries and affiliates as the Committee in its sole discretion determines to be significantly responsible for the success and future growth and profitability of the Company and whom the Committee may designate from time to time to receive Benefits under the Plan. Designation of a participant in any year shall not require the Committee to designate such person to receive a Benefit in any other year or, once designated, to receive the same type or amount of Benefit as granted to the participant in any other year. The Committee shall consider such factors as it deems pertinent in selecting participants and in determining the type and amount of their respective Benefits. Non-Employee Directors of the Company and its subsidiaries shall not be eligible for Cash Awards (as described below).

4. Type of Benefits. Benefits under the Plan may be granted in any one or a combination of (a) Stock Options, (b) Stock Appreciation Rights, (c) Restricted Stock Awards, (d) Restricted Stock Units, and (e) Cash Awards (each as described below, and collectively, the “Benefits”). Restricted Stock Awards, Restricted Stock Units and Cash Awards may, as determined by the Committee in its discretion, constitute Performance-Based Awards, as described in Section 11 hereof. Benefits granted under the Plan shall be evidenced by agreements (which need not be identical) that may provide additional terms and conditions associated with such Benefits, as determined by the Committee in its sole discretion, provided, however, that in the event of any conflict between the provisions of the Plan and any such agreement, the provisions of the Plan shall prevail.

5. Common Stock Available Under the Plan.

(a) Limitations.

(i) Plan Limitations.

(A) Total Number of Shares. The aggregate number of shares of common stock of the Company, par value $0.01 (“Common Stock”) that may be subject to Benefits and issued under this Plan shall be 6,250,000 shares of Common Stock, subject to any adjustments made in accordance with Sections 5(b) and (c), and 13 hereof. Shares of Common Stock may be authorized and unissued shares, treasury shares or shares previously authorized and issued and purchased by the Company for purposes of satisfying Awards under the Plan.

(B) Restricted Stock Awards and Restricted Stock Units. The maximum number of shares of Common Stock that may be granted or measured under the Plan as Restricted Stock Awards or Restricted Stock Units and that vest or otherwise become non-forfeitable by a participant during the term of the Plan shall be 1,875,000 shares, subject to any adjustments made in accordance with Section 13 hereof and, with respect to shares previously subject to any Restricted Stock Award or Restricted Stock Units, Sections 5(b) and (c) hereof.

(C) Non-Employee Director Awards. The maximum number of shares of Common Stock that may be granted or measured under Awards to Non-Employee Directors during the term of the Plan shall be 500,000, subject to any adjustments made in accordance with Section 13 hereof and, with respect to shares of Common Stock previously subject to any Award, Sections 5(b) and (c) hereof.

(ii) Individual Limitations. Notwithstanding any other provision in this Plan, the following limitations shall apply to the Awards described below, subject to adjustment pursuant to Section 13 hereof:

(A) Stock Options and Stock Appreciation Rights. The maximum number of shares of Common Stock with respect to which Stock Options (whether or not Incentive Stock Options) or Stock Appreciation Rights may be granted or measured to any individual participant under the Plan in any calendar year during the term of the Plan shall be 300,000 shares, subject to adjustment pursuant to Section 13 hereof.

(B) Restricted Stock Awards or Restricted Stock Units. The maximum number of shares of Common Stock that may be granted or measured to any individual participant under the Plan as Restricted Stock Awards or Restricted Stock Units during any calendar year during the term of the Plan shall be 100,000 shares, subject to adjustment pursuant to Section 13 hereof.

(C) Performance Award Limitation for Long-Term Incentive Awards. Subject to Section 5(a)(ii)(A) and 5(a)(ii)(B) above, the maximum amount of any Performance-Based Award containing a performance period in excess of one year, payable or distributable to any participant who is a “covered employee” within the meaning of Section 162(m) whether in cash, shares or other property shall be the lesser of (i) $3 million multiplied by the number of years in the performance period governing such Award, and (ii) $10 million.

(D) Performance Award Limitation for Annual Incentive Awards. Subject to Section 5(a)(ii)(A) and 5(a)(ii)(B) above, the maximum amount of any Performance-Based Award, containing a performance period of one year, payable or distributable to any Covered Employee whether in cash, shares or other property shall be $5 million.

(E) Non-Employee Director Benefits. The maximum number of shares of Common Stock that may be granted or measured under Awards to any individual Non-Employee Director during the term of the Plan in any calendar year shall be 10,000, subject to adjustment pursuant to Section 13 hereof.

(F) Ownership Limitation. No participant may receive a Benefit under the Plan, if immediately after the receipt of such Benefit, such participant would Beneficially Own more than five percent (5%) of the issued and outstanding Capital Stock of the Company. The terms “Beneficially Own” and “Capital Stock” have the meanings ascribed to them in the Company’s certificate of incorporation.

(b) Additional Shares. The following shares of Common Stock subject to, relating to or arising out of Benefits under the Plan shall again be available for any type of Benefits under the Plan for purposes of the Plan limitations contained in Section 5(a)(i) but not for any of the individual limitations contained in Section 5(a)(ii):

(i) Unexercised Stock Options and Stock Appreciation Rights. Any shares of Common Stock subject to a Stock Option or Stock Appreciation Right which for any reason is cancelled or terminated without having been exercised;

(ii) Forfeited Restricted Stock Awards, Restricted Stock Units, and Performance-Based Awards. Any shares subject to Restricted Stock Awards, Restricted Stock Units or Performance Awards that are forfeited;

(iii) Shares Delivered in Payment or to Satisfy a Tax Obligation. Any shares delivered to the Company as part or full payment of the exercise or purchase price of a Stock Option, Stock Appreciation Right or Restricted Stock Award or to satisfy a tax obligation in connection with an Award, including any shares withheld by the Company pursuant to Section 17 hereof to satisfy any tax withholding requirements;

(iv) Awards Settled in Cash. Any Awards settled in cash; and

(v) Shares repurchased with Option Exercise Proceeds. Any shares of Common Stock that are repurchased by the Company on the open market or in private transactions in which the Company is a party, may be added to the aggregate number of shares available for issuance for the exercise of Options or issuance of other Benefits under this Plan provided (i) the aggregate price paid for the repurchased shares does not exceed the cumulative amount received in cash by the Company and (ii) the repurchased shares shall not be added to the maximum number of shares issued with respect to Options under the Plan which shall not exceed 6,250,000, subject to other adjustments pursuant to Section 5(b)(i) through (iv), 5(c) and 13 hereof.

(c) Acquisitions. In connection with the acquisition of any business by the Company or any of its subsidiaries or affiliates, any outstanding grants, awards or sales of options or other similar rights pertaining to such business may be assumed or replaced by Benefits under the Plan upon such terms and conditions as the Committee determines. The date of any such grant or award shall relate back to the date of the initial grant or award being assumed or replaced, and service with the acquired business shall constitute service with the Company or its subsidiaries or affiliates for purposes of such grant or award. Any shares of Common Stock underlying any grant or award or sale pursuant to any such acquisition shall be disregarded for purposes of applying the limitations under and shall not reduce the number of shares of Common Stock available under Section 5(a)(i) above.

6. Stock Options.

(a) Generally. Stock Options will consist of awards from the Company that will enable the holder to purchase a number of shares of Common Stock, at set terms. Stock Options may be “incentive stock options” (“Incentive Stock Options”), within the meaning of Section 422 of the Code, or Stock Options which do not constitute Incentive Stock Options (“Nonqualified Stock Options”). The Committee will have the authority to grant to any participant one or more Incentive Stock Options, Nonqualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights). Each Stock Option shall be subject to such terms and conditions, including vesting, consistent with the Plan as the Committee may impose from time to time, subject to the following limitations:

(b) Exercise Price. Each Stock Option granted hereunder shall have per-share exercise price as the Committee may determine at the date of grant but in no event less than one hundred percent (100%) of the Fair Market Value of Common Stock on the date of grant.

(c) Payment of Exercise Price. The option exercise price may be paid in cash or, in the discretion of the Committee, one or more of the following that the Committee determines to be consistent with applicable law (including, when applicable, the Sarbanes-Oxley Act of 2002, as it may be amended from time to time) and the purpose of the Plan:

(A) by the delivery of shares of Common Stock of the Company then owned by the participant, provided any shares acquired upon exercise of a Stock Option or other Benefit have been held for at least six (6) months by the participant;

(B) by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms; and

(C) by permitting the cashless exercise of the Stock Option where the number of shares to be delivered to the participant upon exercise of the Stock Option is reduced by a number of shares of Common Stock having a Fair Market Value equal to the exercise price and the amount necessary to satisfy any tax obligations in connection with the exercise of the Stock Option.

(d) Exercise Period. Subject to Section 6(f) hereof, Stock Options granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions, including vesting, as shall be determined by the Committee; provided, however, that no Stock Option shall be exercisable later than ten (10) years after the date it is granted except in the event of a participant’s death, in which case, the exercise period of such participant’s Stock Options may be extended beyond such period but no later than one (1) year after the participant’s death. All Stock Options shall terminate at such earlier times and upon such conditions or circumstances as the Committee shall in its discretion set forth in such option agreement at the date of grant.

(e) Limitations on Incentive Stock Options. Incentive Stock Options may be granted only to participants who are employees of the Company or of a “Parent Corporation” or “Subsidiary Corporation” (as defined in Sections 424(e) and (f) of the Code, respectively) at the date of grant. The aggregate Fair Market Value (determined as of the time the Stock Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under all option plans of the Company and of any Parent Corporation or Subsidiary Corporation ) shall not exceed one hundred thousand dollars ($100,000). For purposes of the preceding sentence, Incentive Stock Options will be taken into account in the order in which they are granted. The per-share exercise price of an Incentive Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of grant, and no Incentive Stock Option may be exercised later than ten (10) years after the date it is granted.

(f) Minimum Vesting Period. If the vesting of a Stock Option is not linked to any of the business criteria described in Section 11(b), then no portion of such Stock Option shall vest earlier than one (1) year following the date of grant except that the Committee may provide for the acceleration of vesting upon or immediately prior to the occurrence of a Change in Control or upon termination of employment or service as a Non-Employee Director due to death or disability within such one-year period.

7. Stock Appreciation Rights.

(a) Generally. The Committee may, in its discretion, grant Stock Appreciation Rights, including a concurrent grant of Stock Appreciation Rights in tandem with any Stock Option grant. A Stock Appreciation Right means a right to receive a payment in cash, Common Stock or a combination thereof, for an amount equal to the excess of (i) the Fair Market Value, or other specified valuation, of a specified number of shares of Common Stock on the date the right is exercised over (ii) the Fair Market Value, of such shares of Common Stock on the date the right is granted, or other specified amount, all as determined by the Committee; provided, however, that if a Stock Appreciation Right is granted in tandem with or in substitution for a Stock Option, the designated Fair Market Value in the award agreement shall reflect the Fair Market Value on the date such Stock Option was granted. Each Stock Appreciation Right shall be subject to such terms and conditions, including vesting, as the Committee shall impose from time to time.

(b) Exercise Period. Stock Appreciation Rights granted under the Plan shall be exercisable, at such time or times and subject to such terms and conditions, including vesting, as shall be determined by the Committee; provided, however, that no Stock Appreciation Rights shall be exercisable later than ten (10) years after the date it is granted except in the event of a participant’s death, in which case, the exercise period of such participant’s Stock Appreciation Rights may be extended beyond such period but no later than one (1) year after the participant’s death. All Stock Appreciation Rights shall terminate at such earlier times and upon such conditions or circumstances as the Committee shall in its discretion set forth in such right at the date of grant.

(c) Minimum Vesting Period. If the vesting of a Stock Appreciation Right is not linked to any of the business criteria described in Section 11(b), then no portion of such Stock Appreciation Right shall vest earlier than one (1) year following the date of grant, except that the Committee may provide for the acceleration of vesting upon or immediately prior to the occurrence of a Change in Control or upon termination of employment or service as a Non-Employee Director due to death or disability within such one-year period.

8. Restricted Stock Awards.

(a) Generally. The Committee may, in its discretion, grant Restricted Stock Awards (which may include mandatory payment of any bonus in stock) consisting of Common Stock issued or transferred to participants with or without other payments therefor. A Restricted Stock Award shall be construed as an offer by the Company to the participant to purchase the number of shares of Common Stock subject to the Restricted Stock Award at the purchase price, if any, established therefor. Any right to acquire the shares under the Restricted Stock Award that is not accepted by the participant within thirty (30) days after the grant is communicated shall automatically expire.

(b) Payment of the Purchase Price. If the Restricted Stock Award requires payment therefor, the purchase price of any shares of Common Stock subject to a Restricted Stock Award may be paid in any manner authorized by the Committee, which may include any manner authorized under the Plan for the payment of the exercise price of a Stock Option. Restricted Stock Awards may also be made in consideration of services rendered to the Company or its subsidiaries or affiliates.

(c) Additional Terms. Restricted Stock Awards shall be subject to such terms and conditions as the Committee deems appropriate including, without limitation, (i) vesting, (ii) restrictions on the transfer of such shares, (iii) the right of the Company to reacquire such shares for no consideration, and (iv) a waiver by the participant of the right to vote or to receive any dividend or other right or property with respect thereto), and may also constitute Performance-Based Awards, as described in Section 11 hereof; provided, however, that if the vesting of a Restricted Stock Award is not linked to any of the business criteria described in Section 11(b) or not issued in payment of other compensation that has been earned by the participant, then no portion of such Restricted Stock Award shall vest earlier than one (1) year following the date of grant except the Committee may provide for the acceleration of such vesting upon or immediately prior to the occurrence of a Change in Control or upon termination of employment or service as a Non-Employee Director due to death or disability within such one-year period. The Committee may require the participant to deliver a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such an Award. The Committee may also require that the stock certificates evidencing such shares be held in custody or bear restrictive legends until the restrictions thereon shall have lapsed.

(d) Rights as a Shareholder. The Restricted Stock Award shall specify whether the participant shall have, with respect to the shares of Common Stock subject to a Restricted Stock Award, all of the rights of a holder of shares of Common Stock of the Company, including the right to receive dividends and to vote the shares.

9. Restricted Stock Units.

(a) Generally. The Committee may, in its discretion, grant Restricted Stock Units (as defined in subsection (c) below) to participants hereunder. Restricted Stock Units shall be subject to such terms and conditions as the Committee deems appropriate, including, without limitation, (i) vesting, (ii) restrictions on the transfer of such Units, (iii) forfeiture provisions, and (iv) a waiver by the participant of the right to vote or to receive any dividend or other right or property with respect thereto), and may also constitute Performance-Based Awards, as described in Section 11 hereof; provided, however, that if the vesting of a Restricted Stock Unit is not linked to any of the business criteria described in Section 11(b) or not issued in payment of other compensation that has been earned by the participant, then no portion of such Restricted Stock Unit shall vest earlier than one (1) year following the date of grant except the Committee may provide for the acceleration of such vesting upon or immediately prior to the occurrence of a Change in Control or upon termination of employment or service as a Non-Employee Director due to death or disability within such one-year period. The Committee shall determine whether a participant granted a Restricted Stock Unit shall be entitled to a Dividend Equivalent Right (as defined in subsection (c) below).

(b) Settlement of Restricted Stock Units. A Restricted Stock Unit granted by the Committee shall provide payment in shares of Common Stock at such time as the award agreement shall specify unless the Committee provides for the payment of the Restricted Stock Units in cash equal to the value of the shares of Common Stock which would otherwise be distributed to the participant or partly in cash and partly in shares of Common Stock. Shares of Common Stock issued pursuant to this Section 9 may be issued with or without other payments therefor as may be required by applicable law or such other consideration as may be determined by the Committee.

(c) Definitions. A “Restricted Stock Unit” means a notional account representing one (1) share of Common Stock. A “Dividend Equivalent Right” means the right to receive the amount of any dividend paid on the share of Common Stock underlying a Restricted Stock Unit, which shall be payable in cash or in the form of additional Restricted Stock Units.

10. Cash Awards.

The Committee may, in its discretion, grant awards to be settled solely in cash (“Cash Awards”). Cash Awards may be subject to such terms and conditions, including vesting, as the Committee determines appropriate. Cash Awards may constitute Performance-Based Awards, as described in Section 11 hereof.

11. Performance-Based Awards.

(a) Generally. Any Benefits granted under the Plan may be granted in a manner such that the Benefits qualify for the performance-based compensation exemption of Section 162(m) of the Code (“Performance-Based Awards”). As determined by the Committee in its sole discretion, either the granting or vesting of such Performance-Based Awards shall be based on achievement of hurdle rates and/or growth rates in one or more business criteria that apply to the individual participant, one or more business units or the Company as a whole.

(b) Business Criteria. The business criteria shall be as follows, individually or in combination: (i) earnings; (ii) earnings per share; (iii) market share; (iv) operating profit; (v) operating margin; (vi) return on equity; (vii) return on assets; (viii) total return to stockholders; (ix) revenues; (x) cash flows, (xi) membership; (xii) member satisfaction; (xiii) technology improvements; (xiv) claims handling; and (xv) return on investment capital. In addition, Performance-Based Awards may include comparisons to the performance of other companies, such performance to be measured by one or more of the foregoing business criteria.

(c) Establishment of Performance Goals. With respect to Performance-Based Awards, the Committee shall establish in writing (i) the performance goals applicable to a given period, and such performance goals shall state, in terms of an objective formula or standard, the method for computing the amount of compensation payable to the participant if such performance goals are obtained and (ii) the individual employees or class of employees to which such performance goals apply no later than ninety (90) days after the commencement of such period (but in no event after twenty-five percent (25%) of such period has elapsed).

(d) Certification of Performance. No Performance-Based Awards shall be payable to or vest with respect to, as the case may be, any participant for a given period until the Committee certifies in writing that the objective performance goals (and any other material terms) applicable to such period have been satisfied.

(e) Modification of Performance-Based Awards. With respect to any Benefits intended to qualify as Performance-Based Awards, after establishment of a performance goal, the Committee shall not revise such performance goal or increase the amount of compensation payable thereunder (as determined in accordance with Section 162(m) of the Code) upon the attainment of such performance goal. Notwithstanding the preceding sentence, the Committee may reduce or eliminate the number of shares of Common Stock or cash granted or the number of shares of Common Stock vested upon the attainment of such performance goal.

(f) Settlement of Performance-Based Awards. Performance-Based Awards may be settled in cash, shares of Common Stock or any combination thereof. Should the Committee so provide, settlement of Performance-Based Awards may be deferred and paid in installments or a lump sum in accordance with such procedures as may be established by the Committee. Such deferred awards may be credited with a reasonable rate of interest.

(g) Annual Executive Incentive Plan. Annual bonuses under the Company’s Annual Executive Incentive Compensation Plan for the Company’s senior executive officers and bonuses to other employees to be settled in (or measured by reference to) shares of Common Stock, shall be designed as Performance-Based Awards and settled under this Plan. Unless the Committee provides otherwise, award opportunities under the Annual Executive Incentive Plan shall be set as a percentage of base salary, subject to the limitations contained in Section 5 hereof.

(h) Long Term Incentive Plan. Awards made under the Company’s Long Term Incentive Plan to the Company’s senior executive officers and awards to other employees to be settled (or measured by reference to) shares of Common Stock, shall be designed as Performance-Based Awards and settled under this Plan.

12. Non-Employee Director Awards.

(a) Avoidance of Conflicts. No member of the Committee shall exercise discretion with respect to his own Benefit unless such discretion is applicable uniformly to the Benefits of similarly situated Non-Employee Director participants.

(b) Taxes. Upon or prior to the exercise of an Option or receipt of Common Stock, a Non-Employee Director may make a written election to have shares of Common Stock withheld by the Company from the shares otherwise to be received to cover Federal, state or local income, and other taxes and governmental obligations (“Taxes”) incurred by the reason of the exercise or issuance of Benefits under the Plan. The number of shares so withheld shall have an aggregate Fair Market Value on the date of exercise sufficient to satisfy the applicable Taxes. The acceptance of any such election by an Optionee shall be at the sole discretion of the Committee. Such Taxes shall be calculated at minimum statutory withholding rates.

13. Adjustment Provisions; Change in Control.

(a) Adjustment Generally. If there shall be any change in the Common Stock of the Company, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split up, spin-off, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, an adjustment shall be made to each outstanding Stock Option and Stock

Appreciation Right such that each such Stock Option and Stock Appreciation Right shall thereafter be exercisable for such securities, cash and/or other property as would have been received in respect of the Common Stock subject to such Stock Option or Stock Appreciation Right had such Stock Option or Stock Appreciation Right been exercised in full immediately prior to such change or distribution, and such an adjustment shall be made successively each time any such change shall occur.

(b) Modification of Benefits. In the event of any change or distribution described in subsection (a) above, in order to prevent dilution or enlargement of participants’ rights under the Plan, the Committee will have authority to adjust, in an equitable manner, the number and kind of shares that may be issued under the Plan, the number and kind of shares subject to outstanding Benefits, the exercise price applicable to outstanding Benefits, and the Fair Market Value of the Common Stock and other value determinations applicable to outstanding Benefits; provided, however, that any such arithmetic adjustment to a Performance-Based Award shall not cause the amount of compensation payable thereunder to be increased from what otherwise would have been due upon attainment of the unadjusted award. Appropriate adjustments may also be made by the Committee in the terms of any Benefits under the Plan to reflect such changes or distributions and to modify any other terms of outstanding Benefits on an equitable basis, including modifications of performance targets and changes in the length of performance periods; provided, however, that any such arithmetic adjustment to a Performance-Based Award shall not cause the amount of compensation payable thereunder to be increased from what otherwise would have been due upon attainment of the unadjusted award. In addition, other than with respect to Stock Options, Stock Appreciation Rights, and other awards intended to constitute Performance-Based Awards, the Committee is authorized to make adjustments to the terms and conditions of, and the criteria included in, Benefits in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations, or accounting principles. Notwithstanding the foregoing, (i) each such adjustment with respect to an Incentive Stock Option shall comply with the rules of Section 424(a) of the Code, and (ii) in no event shall any adjustment be made which would render any Incentive Stock Option granted hereunder other than an incentive stock option for purposes of Section 422 of the Code.

(c) Effect of a Change in Control. Notwithstanding any other provision of this Plan, unless the Committee shall determine otherwise at the time of grant with respect to a particular Benefit, in the event of a Change in Control:

(i) All outstanding Benefits (other than those Benefits designed to qualify as Performance-Based Awards) shall become fully and immediately exercisable and vested and all deferrals and restrictions with respect thereto shall lapse unless such Benefits are converted, assumed or replaced by a successor. In the event of a Change in Control in which such Benefits are not converted, assumed or replaced by a successor, all such Benefits shall be subject to the terms of any agreement effecting the Change in Control, which agreement, may provide, without limitation, that each Stock Option and Stock Appreciation Right outstanding hereunder shall terminate within a specified number of days after notice to the holder, and that such holder shall receive, with respect to each share of Common Stock subject to such Stock Option or Stock Appreciation Right, an amount equal to the excess of the Fair Market Value of such shares of Common Stock immediately prior to the occurrence of such Change in Control over the exercise price per share underlying such Stock Option or Stock Appreciation Right with such amount payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine. A provision like the one contained in the preceding sentence shall be inapplicable to a Stock Option or Stock Appreciation Right granted within six (6) months before the occurrence of a Change in Control if the holder of such Stock Option or Stock Appreciation Right is subject to the reporting requirements of Section 16(a) of the Exchange Act and no exception from liability under Section 16(b) of the Exchange Act is otherwise available to such holder.

(ii) If following a Change in Control, the Benefits of a participant (other than those Benefits designed to qualify as Performance-Based Awards) are converted, assumed or replaced by a successor and within twenty-four (24) months following such Change in Control the participant’s employment with the Company or the successor is terminated by the Company (or the successor) without “Cause” or by the participant for “Good Reason” (as such terms are defined in Section 13(d) below), then as of the date that employment terminates the unvested portion of such Benefits shall become fully exercisable and vested and all deferrals and restrictions on any such Benefits shall lapse.

(iii) Upon a Change in Control, all Performance-Based Awards (and cash or other awards the payment of which depends on achievement of performance factors (a “performance-type award”) shall, if appropriate, be adjusted pursuant to Section 13(a) above. If within 24 months following a Change in Control, a participant’s employment with the Company or the successor is terminated by the Company (or the successor) without Cause or by the participant for Good Reason, the Company (or the successor) shall pay the participant (A) any accrued but unpaid Performance-Based Award (and each other performance-type award) which had not been paid for any performance periods that ended prior to date employment terminated, and (B) a pro-rata Performance-Based Award (and each other performance-type award) for each performance period that had not been completed as of the date of employment termination, based on the target award established for each such performance period and any requirement that a participant remain employed to receive a Performance-Based Award shall be waived.

(d) Definitions. The following definitions used in this Section 13 shall have the meaning ascribed to them below:

(i) “Cause” shall mean “cause” as defined in any individual employment, severance or Change in Control agreement between the Company and the participant or in the absence of any such agreement, “cause” as defined in the Award agreement.

(ii) “Change in Control” of the Company shall be deemed to have occurred upon any of the following events:

(A) Any person (as such term is used in Section 13(d) and 14(d) of the Exchange Act, other than the Fund referred to below, is or becomes the “beneficial owner” (as determined for purposes of Regulation 13D-G under the Exchange Act as currently in effect), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company’s then outstanding securities; or

(B) During any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board and any new director, whose election to the Board or nomination for election to the Board was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board; or (C) The Company effects a merger or consolidation with any other corporation, other than a merger or consolidation (1) which does not result in any person becoming the beneficial owner, directly or indirectly of securities of the Company or the surviving entity fifty percent (50%) or more of the combined voting power of the Company’s (or such surviving entity’s) then outstanding securities, and (2) in which a majority of the Board of Directors of the Company or such surviving entity immediately after such merger or consolidation is comprised of directors of the Company immediately prior to such merger or consolidation; or

(D) The Company sells or disposes of all or substantially all of the Company’s assets.

Notwithstanding anything to the contrary set forth herein, the ownership of The New York State Public Asset Fund of more than twenty-five percent (25%) of the Company’s securities does not constitute a Change in Control for purposes of this Plan.

(iii) “Good Reason” shall mean “good reason” as defined in any individual employment, severance or Change in Control agreement between the Company and the participant or in the absence of any such agreement, “good reason” as defined in the Award agreement.

14. Nontransferability. Each Benefit granted under the Plan to a participant (other than that portion of a Restricted Stock Award or Cash Award which has vested) shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable, during the participant’s lifetime, only by the participant. In the event of the death of a participant, each Stock Option or Stock Appreciation Right theretofore granted to him or her shall be exercisable during such period after his or her death as the Committee shall in its discretion set forth in such option or right at the date of grant and then only by the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant’s rights under the Stock Option or Stock Appreciation Right shall pass by will or the laws of descent and distribution. Notwithstanding the foregoing, at the discretion of the Committee, an award of a Benefit other than an Incentive Stock Option may permit the transferability of a Benefit by a participant solely to the participant’s spouse, siblings, parents, children and grandchildren or trusts for the benefit of such persons or partnerships, corporations, limited liability companies or other entities owned solely by such persons, including trusts for such persons, subject to any restriction included in the award of the Benefit.

15. Other Provisions. The award of any Benefit under the Plan may also be subject to such other provisions (whether or not applicable to the Benefit awarded to any other participant) as the Committee determines appropriate, including, without limitation, for the forfeiture of, or restrictions on resale or other disposition of, Common Stock acquired under any form of Benefit, for the payment of the value of Benefits to participants in the event of a Change in Control, or to comply with federal and state securities laws, or understandings or conditions as to the participant’s service with the Company in addition to those specifically provided for under the Plan.

16. Fair Market Value. For purposes of this Plan and any Benefits awarded hereunder, Fair Market Value shall be the average of the high and low sale prices of the Company’s Common Stock on the date of calculation (or on the last preceding trading date if Common Stock was not traded on such date) if the Company’s Common Stock is readily tradable on a national securities exchange or other market system, and if the Company’s Common Stock is not readily tradable, Fair Market Value shall mean the amount determined in good faith by the Committee as the fair market value of the Common Stock of the Company.

17. Withholding. All payments or distributions of Benefits made pursuant to the Plan shall be net of any amounts required to be withheld pursuant to applicable Taxes. If the Company proposes or is required to distribute Common Stock pursuant to the Plan, it may require the recipient to remit to it or to the corporation that employs such recipient an amount sufficient to satisfy such tax withholding requirements prior to the delivery of any certificates for such Common Stock. In lieu thereof, the Company or the employing corporation shall have the right to withhold the amount of Taxes from any other sums due or to become due from such corporation to the recipient as the Committee shall prescribe. The Committee may, in its discretion and subject to such rules as it may adopt (including any as may be required to satisfy applicable tax and/or non-tax regulatory requirements), permit an optionee or award or right holder to pay all or a portion of Taxes arising in connection with any Benefit consisting of shares of Common Stock by electing to have the Company withhold shares of Common Stock having a Fair Market Value equal to the amount of Taxes to be withheld. Such Taxes shall be calculated at minimum statutory withholding rates.

18. Tenure. A participant’s right, if any, to continue to serve the Company or any of its subsidiaries or affiliates as an officer, employee, Non-Employee Director or otherwise, shall not be enlarged or otherwise affected by his or her designation as a participant under the Plan.

19. Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

20. No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Benefit. The Committee shall determine whether cash, or Benefits, or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

21. Duration, Amendment and Termination. No Benefit shall be granted more than ten (10) years after the earlier of the Effective Date or the date of shareholder approval of the Plan and, unless shareholders re-approve the business criteria described in Section 11 hereof in the first shareholder’s meeting that occurs five (5) years after the Effective Date, no Performance-Based Award shall be granted more than five (5) years after the Effective Date. The Committee may amend the Plan from time to time or suspend or terminate the Plan at any time. No amendment of the Plan may be made without approval of the stockholders of the Company if the amendment will: (i) disqualify any Incentive Stock Options granted under the Plan; (ii) increase the aggregate number of shares of

Common Stock that may be delivered through Stock Options under the Plan; (iii) increase the maximum amounts which can be paid to an individual participant under the Plan as set forth in Section 5(a)(ii) hereof; (iv) permit the Committee to grant Stock Options with a per share exercise price less than Fair Market Value on the date of grant; (v) change the types of business criteria on which Performance-Based Awards are to be based under the Plan; (vi) permit the Committee to re-price, substitute, replace or buy out Stock Options or Stock Appreciation Rights with an exercise price or grant price less than the Fair Market Value of the Common Stock underlying such Stock Option or Stock Appreciation Right; (vii) modify the requirements as to eligibility for participation in the Plan; or (viii) take any action which would otherwise require shareholder approval under the rules of the New York Stock Exchange or applicable law.

22. Governing Law. This Plan, Benefits granted hereunder and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

23. Effective Date. The Plan shall be effective as of November 7, 2003 (the “Effective Date”), provided that the Plan is approved by the stockholders of the Company at an annual meeting or any special meeting of stockholders of the Company within twelve (12) months of the Effective Date, and such approval of stockholders shall be a condition to the right of each participant to receive any Benefits hereunder. Any Benefits granted under the Plan prior to such approval of stockholders shall be effective as of the date of grant (unless, with respect to any Benefit, the Committee specifies otherwise at the time of grant), but no such Benefit may be exercised or settled and no restrictions relating to any Benefit may lapse prior to such stockholder approval, and if stockholders fail to approve the Plan as specified hereunder, any such Benefit shall be cancelled.

Index of Defined Terms

Term	Section Where Defined or First Used
Benefits	4
Beneficially Own (plan limits)	5(a)(ii)(F)
Beneficial Owner (COC defn)	13(d)(ii)(A)
Board	2(a)
Capital Stock (plan limits)	5(a)(ii)(F)
Cash Awards	10
Cause	13(d)(i)
Change in Control	13(d)(ii)
Code	2(a)
Committee	2(a)
Common Stock	5(a)(1)(A)
Company	1
Covered Employee	5(a)(ii)(C)
Dividend Equivalent Right	9(c)
Effective Date	23
Exchange Act	2(a)
Fair Market Value	16
Good Reason	13(d)(iii)
Incentive Stock Option	6(a)
Non-Employee Director	2(a)
Nonqualified Stock Options	6(a)
Outside Directors	2(a)
Parent Corporation	6(e)
Performance-Based Awards	11(a)
Performance-Type Award	13(c)(iii)
Plan	1
Restricted Stock	8
Restricted Stock Awards	8(a)
Restricted Stock Unit	9(c)
Stock Appreciation Rights	7
Stock Options	6(a)
Subsidiary Corporation	6(e)
Taxes	12(b)